    As filed with the Securities and Exchange Commission on January 16, 2001
                                            Registration No. 333-_______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                             NETWORK APPLIANCE, INC.
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                                    77-0307520
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)


                    495 EAST JAVA DRIVE, SUNNYVALE, CA 94089
               (Address of principal executive offices) (Zip Code)


               WEBMANAGE TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN
                    (AS ASSUMED BY NETWORK APPLIANCE, INC.)

               WEBMANAGE TECHNOLOGIES, INC. 1999 STOCK OPTION PLAN
                    (AS ASSUMED BY NETWORK APPLIANCE, INC.)

             WEBMANAGE TECHNOLOGIES, INC. 2000 STOCK INCENTIVE PLAN
                    (AS ASSUMED BY NETWORK APPLIANCE, INC.)
                              ---------------------
                            (Full title of the Plans)


                              DANIEL J. WARMENHOVEN
                      CHIEF EXECUTIVE OFFICER AND DIRECTOR
                             NETWORK APPLIANCE, INC.
                    495 EAST JAVA DRIVE, SUNNYVALE, CA 94089
                     (Name and address of agent for service)
                                 (408) 822-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                    Proposed             Proposed
                   Title of                                         Maximum              Maximum
                  Securities                       Amount           Offering            Aggregate             Amount of
                     to be                         to be             Price               Offering            Registration
                  Registered                   Registered (1)      per Share              Price                   Fee
                  ----------                   --------------      ---------              ------                  ---
  WebManage Technologies, Inc. 1997 Stock
  Option Plan
  Common Stock, $0.001 par value               15,003 shares        3.94 (2)          $59,111.82 (2)             $14.78

  WebManage Technologies, Inc. 1999 Stock
  Option Plan
  Common Stock, $0.001 par value               74,050 shares       17.10 (2)        $1,266,368.30 (2)           $316.59

  WebManage Technologies, Inc. 2000 Stock
  Incentive Plan
  Common Stock, $0.001 par value               166,288 shares      33.04 (2)        $5,494,155.52 (2)         $1,373.54

                                                                                  Aggregate Registration Fee: $1,704.91

====================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the WebManage Technologies, Inc. 1997 Stock Option Plan (as assumed by Registrant), WebManage Technologies, Inc. 1999 Stock Option Plan (as assumed by Registrant) and/or the WebManage Technologies, Inc. 2000 Stock Incentive Plan (as assumed by Registrant) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

             Network Appliance, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended April 30, 2000, filed with the Commission on July 12, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as amended on July 13, 2000;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 28, 2000 and October 27, 2000, filed with the Commission on September 11, 2000 and December 11, 2000, respectively; and

        (c) The Registrant's Registration Statement No. 000-27130 on Form 8-A filed with the Commission on November 1, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

             All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

             Not Applicable.

Item 5. Interests of Named Experts and Counsel

             Not Applicable.

Item 6. Indemnification of Directors and Officers

             Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.

Item 7. Exemption from Registration Claimed

             Not Applicable.

Item 8. Exhibits

Exhibit Number        Exhibit
--------------        -------
  4                   Instruments Defining the Rights of Stockholders. Reference
                      is made to Registrant's Registration Statements No.
                      000-27130 on Form 8-A, together with the amendments and
                      exhibits thereto, which are incorporated herein by
                      reference pursuant to Items 3(c).

  5                   Opinion and consent of Brobeck, Phleger & Harrison LLP.

  23.1                Independent Auditors' Consent.

  23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

  99.1                WebManage Technologies, Inc. 1997 Stock Option Plan.

  99.2                Form of WebManage Technologies, Inc. Stock Option
                      Agreement for 1997 Stock Option Plan.

  99.3                Form of Stock Option Assumption Agreement for WebManage
                      Technologies, Inc. 1997 Stock Option Plan.

  99.4                WebManage Technologies, Inc. 1999 Stock Option Plan.

  99.5                Form of WebManage Technologies, Inc. Stock Option
                      Agreement for 1999 Stock Option Plan.

  99.6                Form of Stock Option Assumption Agreement for WebManage
                      Technologies, Inc. 1999 Stock Option Plan.

  99.7                WebManage Technologies, Inc. 2000 Stock Incentive Plan.

  99.8                Form of WebManage Technologies, Inc. Stock Option
                      Agreement for 2000 Stock Incentive Plan.

  99.9                Form of Stock Option Assumption Agreement for WebManage
                      Technologies, Inc. 2000 Stock Incentive Plan.

Item 9. Undertakings

             A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the WebManage Technologies, Inc. 1997 Stock Option Plan (as assumed by Registrant), WebManage Technologies, Inc. 1999 Stock Option Plan (as assumed by Registrant) and the WebManage Technologies, Inc. 2000 Stock Incentive Plan (as assumed by Registrant).

             B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 15th day of January, 2001.

                                      NETWORK APPLIANCE, INC.


                                      By: /s/ DANIEL J. WARMENHOVEN
                                          -----------------------------------
                                          Daniel J. Warmenhoven
                                          Chief Executive Officer and Director

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Warmenhoven and Jeffry R. Allen, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                              Title                                          Date
---------                              -----                                          ----

/s/ DANIEL J. WARMENHOVEN              Chief Executive Officer                   January 15, 2001
-----------------------------------    and Director
Daniel J. Warmenhoven                  (Principal Executive Officer)


/s/ JEFFRY A. ALLEN                    Executive Vice President, Finance         January 15, 2001
-----------------------------------    and Operations, Chief Financial
Jeffry R. Allen                        Officer and Secretary
                                       (Principal Financial and Accounting
                                       Officer)

/s/ DONALD T. VALENTINE                Chairman of the Board and Director        January 15, 2001
-----------------------------------
Donald T. Valentine

/s/ SANJIV AHUJA                       Director                                  January 15, 2001
-----------------------------------
Sanjiv Ahuja


/s/ CAROL A. BARTZ                     Director                                  January 15, 2001
-----------------------------------
Carol A. Bartz

/s/ LARRY R. CARTER                    Director                                  January 15, 2001
-----------------------------------
Larry R. Carter

/s/ MICHAEL R. HALLMAN                 Director                                  January 15, 2001
-----------------------------------
Michael R. Hallman

/s/ ROBERT T. WALL                     Director                                  January 15, 2001
-----------------------------------
Robert T. Wall

/s/ DR. SACHIO SEMMOTO                 Director                                  January 15, 2001
-----------------------------------
Dr. Sachio Semmoto

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             NETWORK APPLIANCE, INC.

                                  EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------
  4                   Instruments Defining the Rights of Stockholders. Reference
                      is made to Registrant's Registration Statements No.
                      000-27130 on Form 8-A, together with the amendments and
                      exhibits thereto, which are incorporated herein by
                      reference pursuant to Items 3(c).

  5                   Opinion and consent of Brobeck, Phleger & Harrison LLP.

  23.1                Independent Auditors' Consent.

  23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

  99.1                WebManage Technologies, Inc. 1997 Stock Option Plan.

  99.2                Form of WebManage Technologies, Inc. Stock Option
                      Agreement for 1997 Stock Option Plan.

  99.3                Form of Stock Option Assumption Agreement for WebManage
                      Technologies, Inc. 1997 Stock Option Plan.

  99.4                WebManage Technologies, Inc. 1999 Stock Option Plan.

  99.5                Form of WebManage Technologies, Inc. Stock Option
                      Agreement for 1999 Stock Option Plan.

  99.6                Form of Stock Option Assumption Agreement for WebManage
                      Technologies, Inc. 1999 Stock Option Plan.

  99.7                WebManage Technologies, Inc. 2000 Stock Incentive Plan.

  99.8                Form of WebManage Technologies, Inc. Stock Option
                      Agreement for 2000 Stock Incentive Plan.

  99.9                Form of Stock Option Assumption Agreement for WebManage
                      Technologies, Inc. 2000 Stock Incentive Plan.